Exhibit 21.1

CNL Healthcare Properties, Inc.

Subsidiaries of the Registrant

All entities were formed in Delaware, unless otherwise noted, and all entities do business under the name listed, unless otherwise noted.

1.	AL Santa Monica Senior Housing, LP

2.	Baton Rouge LA Senior Living Owner, LLC

3.	CHP Claremont CA Owner, LLC

4.	CHP Claremont Holding, LLC

5.	CHP GP, LLC

6.	CHP MOB Holding, LLC

7.	CHP Montecito Partners I, LLC

8.	CHP Partners, LP

9.	CHP Senior Living Net Lease Holding, LLC

10.	CHP SL Owner Holding I, LLC

11.	CHP TRS Holding, Inc.

12.	CHT Aberdeen SD Senior Living, LLC

13.	CHT Acworth GA Owner, LLC

14.	CHT Acworth GA Tenant Corp. (d/b/a Dogwood Forest of Acworth) in Georgia

15.	CHT Billings MT Senior Living, LLC

16.	CHT Brookridge Heights MI Owner, LLC

17.	CHT Brookridge Heights MI Tenant Corp.

18.	CHT Casper WY Senior Living, LLC

19.	CHT Council Bluffs IA Senior Living, LLC

20.	CHT Curry House MI Owner, LLC

21.	CHT Curry House MI Tenant Corp.

22.	CHT Decatur IL Senior Living, LLC

23.	CHT GCI Partners I, LLC

24.	CHT Grand Island NE Senior Living, LLC

25.	CHT Harborchase Assisted Living Owner, LLC

26.	CHT Harborchase TRS Tenant Corp.(d/b/a Harborchase of Villages Crossing) in Florida

27.	CHT Lima OH Senior Living, LLC

28.	CHT Mansfield OH Senior Living, LLC

29.	CHT Marion OH Senior Living, LLC

30.	CHT SL IV Holding, LLC

31.	CHT SL IV TRS Corp.

32.	CHT Symphony Manor MD Owner, LLC

33.	CHT Symphony Manor MD Tenant Corp.

34.	CHT Tranquility at Fredericktowne MD Owner, LLC

35.	CHT Tranquility at Fredericktowne MD Tenant Corp.

36.	CHT Windsor Manor AL Holding, LLC

37.	CHT Windsor Manor TRS Corp.

38.	CHT Woodholme Gardens MD Owner, LLC

39.	CHT Woodholme Gardens MD Tenant Corp.

40.	CHT Zanesville OH Senior Living, LLC

41.	CHTSun Partners IV, LLC

42.	CHTSun Three Lombard IL Senior Living, LLC

43.	CHTSun Three Pool One, LLC

44.	CHTSun Two Baton Rouge LA Senior Living, LLC

45.	CHTSun Two Gilbert AZ Senior Living, LLC

46.	CHTSun Two Metairie LA Senior Living, LLC

47.	CHTSun Two Pool Two, LLC

48.	Gilbert AZ Senior Living Owner, LLC

49.	Grinnell IA Assisted Living Owner, LLC

50.	Grinnell IA Assisted Living Tenant, LLC

51.	Indianola IA Assisted Living Owner, LLC

52.	Indianola IA Assisted Living Tenant, LLC

53.	Lombard IL Senior Living Owner, LLC

54.	Louisville KY Senior Living Owner, LLC

55.	Metairie LA Senior Living Owner, LLC

56.	Nevada IA Assisted Living Owner, LLC

57.	Nevada IA Assisted Living Tenant, LLC

58.	Santa Monica AL, LLC

59.	Santa Monica Assisted Living Owner, LLC

60.	Santa Monica GP, LLC

61.	Sun IV, LLC

62.	Sunrise Connecticut Avenue Assisted Living Owner, L.L.C. (domestic state is Virgina)

63.	Sunrise Louisville KY Senior Living, LLC (domestic state is Kentucky)

64.	Vinton IA Assisted Living Owner, LLC

65.	Vinton IA Assisted Living Tenant, LLC

66.	Webster City IA Assisted Living Owner, LLC

67.	Webster City IA Assisted Living Tenant, LLC

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